Exhibit 99.16

STANOLIND OIL AND GAS LP – MENEMSHA ASSETS

FINANCIAL SCHEDULES

DECEMBER 31, 2011

C O N T E N T S

Page

INDEPENDENT AUDITOR’S REPORT	1

INDEPENDENT ACCOUNTANT’S COMPILATION REPORT	3

FINANCIAL SCHEDULES

Schedules of Direct Operating Revenues and Direct Operating Expenses	4

Notes to Schedules of Direct Operating Revenues and Direct Operating Expenses	5

INDEPENDENT AUDITOR’S REPORT

To Stanolind Oil and Gas LP

We have audited the accompanying Schedule of Direct Operating Revenues and Direct Operating Expenses (the Schedule) of the Menemsha assets (the Properties) for the year ended December 31, 2011, and the related footnotes.

Management’s Responsibility for the Schedule

Management is responsible for the preparation and fair presentation of the Schedule in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Schedule that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this schedule based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Schedule. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Schedule, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Schedule in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Schedule.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

AN INDEPENDENT	WEAVER AND TIDWELL LLP	HOUSTON
MEMBER OF BAKER TILLY INTERNATIONAL	CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS	24 GREENWAY PLAZA, SUITE 1800, HOUSTON, TX 77046
	WWW.WEAVER.COM	P: (713) 850 8787 F: (713) 850 1673

Opinion

In our opinion, the Schedule of Direct Operating Revenues and Direct Operating Expenses referred to above presents fairly, in all material respects the direct operating revenues and direct operating expenses of the Properties for the year ended December 31, 2011, in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

September 30, 2013

INDEPENDENT ACCOUNTANT’S COMPILATION REPORT

To Stanolind Oil and Gas, LP

We have compiled the accompanying Schedule of Direct Operating Revenues and Direct Operating Expenses (the Schedule) of the Menemsha assets (the Properties) for the period from January 1, 2012 to June 30, 2012. We have not audited or reviewed the Schedule and, accordingly, do not express an opinion or provide any assurance about whether the Schedule is in accordance with accounting principles generally accepted in the United States of America.

Management is responsible for the preparation and fair presentation of the Schedule in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the Schedule.

Our responsibility is to conduct the compilation in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The objective of a compilation is to assist management in presenting financial information in the form of a Schedule of Direct Operating Revenues and Direct Operating Expenses without undertaking to obtain or provide any assurance that there are no material modifications that should be made to the Schedule.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

September 30, 2013

AN INDEPENDENT	WEAVER AND TIDWELL LLP	HOUSTON
MEMBER OF BAKER TILLY	CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS	24 GREENWAY PLAZA, SUITE 1800, HOUSTON, TX 77046
INTERNATIONAL	WWW.WEAVER.COM	P: (713) 850 8787 F: (713) 850 1673

STANOLIND OIL AND GAS LP – MENEMSHA ASSETS

SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2011

AND THE SIX MONTHS ENDED JUNE 30, 2012

	December 31, 2011	Six Months Ended June 30, 2012 (Unaudited)
DIRECT OPERATING REVENUES	$13,546,455	$6,568,113
DIRECT OPERATING EXPENSES	2,744,292	1,598,333

DIRECT REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$10,802,163	$4,969,780

See accompanying Notes to Schedules of Direct Operating Revenues and Direct Operating Expenses.	See Independent Accountant’s Compilation Report.

STANOLIND OIL AND GAS LP – MENEMSHA ASSETS

NOTES TO SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On July 13, 2012, Stanolind Oil and Gas LP (“Stanolind”) acquired from a third party, its Menemsha Assets (the “Properties”) for an aggregate purchase price of approximately $75 million, subject to customary adjustments for changes in net working capital and other adjustments. The accompanying historical Schedules of Direct Operating Revenues and Direct Operating Expenses were derived from the third party seller’s historical accounting records related to the properties. These Schedules are not intended to be a complete presentation of the results of operations of the Properties as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with direct operating revenues from natural gas, natural gas liquids and crude oil. Historical schedules reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis. Accordingly, the accompanying Schedules are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

Revenue Recognition

Revenues are recorded on the sales method of accounting for oil, natural gas and natural gas liquids whereby direct operating revenues are recognized as the production is sold to purchasers at a fixed and determinable price, delivery has occurred and title has transferred. The amount of gas sold may differ from the amount to which the Properties’ are entitled based on the Properties’ ownership interest. The Properties’ natural gas imbalances are not significant.

Operating Expenses

Operating expenses are recognized when incurred and include amounts incurred to bring crude oil, natural gas, and natural gas liquids to the surface, gather, transport, field process, treat and store same. Operating expenses are reflected net of gathering, processing and transportation revenues associated with the Properties.

Concentration of Credit Risk

Arrangements for crude oil and condensate, natural gas liquids, and natural gas sales are evidenced by signed contracts with determinable market prices and direct operating revenues are recorded when production is delivered. A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare. For the year ended December 31, 2011 and the six months ended June 30, 2012, approximately 92% of revenue was related to one purchaser.

STANOLIND OIL AND GAS LP – MENEMSHA ASSETS

NOTES TO SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recently Issued Accounting Pronouncements

There have been no accounting pronouncements issued during the period under audit, or in the subsequent period of December 31, 2011 through the date the Schedules were available to be issued that are applicable to the Schedules.

Use of Estimates

The preparation of the Schedules of Direct Operating Revenues and Direct Operating Expenses in conformity with accounting principles generally accepted in the United States of America requires Stanolind Oil and Gas LP’s management to make estimates and assumptions that affect the reported amounts of Direct Operating Revenues and Direct Operating Expenses during the respective reporting periods. Actual results may differ from estimates and assumptions used in the preparation of the Schedules of Direct Operating Revenues and Direct Operating Expenses.

NOTE 2.     SUBSEQUENT EVENTS

We are not aware of any events that have occurred subsequent to December 31, 2011 but before September 30, 2013, the date the Schedules were available to be issued, that require consideration as adjustments to or disclosure in the Schedules.

NOTE 3.     SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for the Properties.

Proved reserves as of December 31, 2011 were estimated by qualified petroleum engineers of Stanolind using historical data and other information from the records of the third party seller of the Properties.

All information set forth herein relating to the proved reserves as of December 31, 2011, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of the third party seller of the Properties. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines, estimates of proved reserves and the future net revenues from which present values are derived, are based on an unweighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the Properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

STANOLIND OIL AND GAS LP – MENEMSHA ASSETS

NOTES TO SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 3.     SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) – CONTINUED

The proved natural gas, crude oil, and natural gas liquids reserves, all within the United States, as of December 31, 2011 together with the changes therein are as follows:

	Natural Gas Mcf	Crude Oil Bbl	Natural Gas Liquids Bbl	Total Mcfe
Quantities of proved reserves:
Balance December 31, 2010	301,970	3,683,870	-	22,405,190
Revisions	4,083	242,102	259	1,458,248
Production	(15,933)	(148,112)	(259)	(906,158)

Balance December 31, 2011	290,120	3,777,860	-	22,957,280

	Natural Gas Mcf	Crude Oil Bbl	Natural Gas Liquids Bbl	Total Mcfe
Proved developed reserves
December 31, 2010	301,970	2,750,660	-	16,805,930
December 31, 2011	290,120	2,838,140	-	17,318,960
Proved undeveloped reserves
December 31, 2010	-	933,210	-	5,599,260
December 31, 2011	-	939,720	-	5,638,320

Standardized measure of discounted future net cash flows relating to proved reserves before income taxes is as follows:

Future cash inflows	$351,185,540
Future production and development costs:
Production	104,195,280
Development	10,942,280
Future income taxes	-

Future net cash flows	236,047,980

10% discount for estimated timing of cash flows.	(140,101,040)

Standardized measure of discounted future net cash flows	$95,946,940

STANOLIND OIL AND GAS LP – MENEMSHA ASSETS

NOTES TO SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 3.     SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) – CONTINUED

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials for 2011 to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. The standardized measure presented here does not include the effects of income taxes as the tax basis for the properties is not applicable on a go-forward basis. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the Properties. The discounted future cash flow estimates do not include the effects of derivative instruments. Average sales price per commodity follows:

Natural Gas per Mcf	$2.95
Crude Oil per Bbl	$92.38

The principal changes in standardized measure of discounted future cash inflows (outflows) are as follows:

Standardized measure of discounted future net cash flow - beginning of year	$71,801,540
Changes from:
Sales of natural gas, crude oil, and natural gas liquids produced - net of production costs	(10,802,163)
Net change in prices and production costs	22,254,911
Revisions of previous quantity estimates	6,094,557
Net change in taxes	-
Accretion of discount	7,180,154
Change in timing and other	(582,059)

Aggregate change in standardized measure of discounted future net cash flows	$95,946,940